EXHIBIT  11.1

                                 ALLIED WASTE INDUSTRIES, INC.
  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS -
                                                 PRIMARY
                (in thousands except for per share amounts and number of shares)



                                       Nine Months              Three Months
                                   Ended September 30,      Ended September 30,
                                  1995          1996        1995          1996
                                       (unaudited)             (unaudited)

Income before extraordinary
  item                          $ 10,280  $     9,796  $     3,727  $    5,559
Extraordinary loss due to early
  extinguishment of debt, net of
  benefit                             --       11,024           --      11,024
Net income loss                   10,280       (1,228)       3,727      (5,465)
Dividends on preferred stock       3,101          861          975          287
Adjusted net income (loss)
     to common shareholders  $     7,179  $    (2,089) $     2,752  $   (5,752)
Historical weighted average
  common shares outstanding   36,094,616   56,824,274   37,580,789  58,596,423
Common Stock Equivalents -
  Stock options and warrants   1,526,137    2,024,854    2,636,788   1,485,675
  Series C preferred             234,820           --      234,820          --
Issuable pursuant to
   earn-out agreements           957,755      770,171      957,755      74,804
Weighted average common and
   common equivalent shares   38,813,328   59,619,299   41,410,152  60,856,902
Primary net income (loss)
  per share:
  Income (loss) before
    extraordinary item      $       0.19  $      0.15    $    0.07  $    0.09
  Extraordinary item                  --        (0.18)          --      (0.18)
  Adjusted net income (loss)$       0.19  $     (0.03)   $    0.07  $   (0.09)


  EXHIBIT 11.2



                                  ALLIED WASTE INDUSTRIES, INC.
  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS -
                                             FULLY DILUTED
              (in thousands except for per share amounts and number of shares)

                                     Nine Months             Three Months
                                 Ended September 30,      Ended September 30,
                                 1995        1996          1995        1996
                                     (unaudited)             (unaudited)
Income before extraordinary
  item                       $     10,280  $    9,796  $   3,727  $   5,559
Extraordinary loss due to early
  extinguishment of debt, net of
  benefit                            --        11,024        --      11,024
Net income (loss)                  10,280      (1,228)     3,727     (5,465)
Dividends on preferred stock        3,101         861        975        287
Interest savings upon conversion
  of convertible securities         --           --          136      --
Adjusted net income (loss)   $      7,179  $   (2,089) $   2,888  $  (5,752)
Historical weighted average
  common shares outstanding    36,094,617  56,824,274 37,580,789 58,596,423
Common stock equivalents -
  Stock options and warrants    2,549,274   2,196,589  2,636,788  2,050,421
  Series C preferred              234,820      --        234,820      --
Assumed conversions -
  Series D preferred                --(*)      -- (*)    762,748      --
  9% cumulative convertible
    preferred                       --(*)      -- (*)      --(*)      --(*)
  $90 cumulative convertible
    preferred                       --(*)      --          --(*)      --
  7% cumulative convertible
    preferred                       --(*)      --(*)       --(*)      --(*)
  Convertible notes                 --(*)      --(*)   1,485,001      --(*)
Issuable pursuant to earn-out
   agreements                     957,755    770,171     957,755    774,804
Weighted average common and
  common equivalent shares:    39,836,466 59,791,034  43,657,901 61,421,648
Fully diluted net income (loss)
   per share:
  Income (loss) before
    extraordinary item           $   0.18  $    0.15   $    0.07  $    0.09
  Extraordinary item                   --      (0.18)         --      (0.18)
  Adjusted net income (loss)     $   0.18  $   (0.03)  $    0.07  $   (0.09)
      ________________________

(*)     Assumed conversion of each of these securities, on an individual basis, has an anti-dilutive effect on earnings per share.